NaturalNano Announces Development Partnership with

Global Cosmetics Supplier Fiabila, S.A.

ROCHESTER, N.Y. – June 19, 2008 – NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N), a developer of advanced nanomaterials and extended release nanotechnologies, today announced that it has entered into an exclusive development and testing agreement with global cosmetics supplier Fiabila, S.A. to explore the use of halloysite natural tubes (HNT™) in nail polish and other nail-care products.  France-based Fiabila is one of the world’s leading private label manufacturers of nail enamels for the industry’s top brands.

“Working with Fiabila to enter the $295 billion personal products industry is a tremendous opportunity for us to leverage the strengths of our naturally occurring, environmentally friendly HNT technology,” said Cathy Fleischer, President of NaturalNano.  “This agreement, which includes granting Fiabila a world-wide exclusive license to our processes for nail polish and nail-care products, serves as further validation of our business model and represents along-term, sustained revenue opportunity.”

Fleischer continued: “Given Fiabila’s desire to rapidly integrate new technology into their factories in five countries, we expect to have an immediate impact on the global cosmetics market and on the performance of nail-careproducts.  With Fiabila as our newest strategic partner, we expect to see significant and widespread adoption, acting onour commitment to develop the next generation of HNT-enhanced consumer products.”

NaturalNano (www.naturalnano.com) also said it has entered into a material supply agreement with Fiabila for HNTs and filled HNTs.  Financial terms of the agreements were not disclosed.

Pierre Miasnik, President of Fiabila commented: “Fiabila’s mission has always been to provide only the highest quality product experience to our customers.  This agreement is not only a reaffirmation of that mission, but also of our long-standing commitment to using natural ingredients in our products.  In addition, NaturalNano’s technology will enable us to continue pushing the cosmetics envelopebydeveloping innovative products that will keep Fiabila on the leading edge of our industry.”

NaturalNano said the development project focuses on the use of the Company’s patented processes to incorporate HNTs into nail polish and other nail-care products to enhance attributes such as product durability and overall performance.  HNTs are naturally occurring, non-toxic and have a hollow tube structure unique to halloysite clay.  In addition to developing processes to enhance Fiabila’s core products, NaturalNano is exploring the creation of longer-lasting and more brightly colored nail polish through its proprietary extended release technology, which incorporates filled HNTs.  NaturalNano’s patentedtechnology enablesthe filling of the environmentally-friendly hollow tubes with a variety of additives that can be released slowly over time, extending the life and effectiveness of a wide variety of consumer-oriented products.

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About NaturalNano, Inc.

NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N) is a materials science company focused on developing and commercializing advanced nanomaterials and extended release nanotechnologies. Based in Rochester, NY, the Company is focused on additive technologies and processes, including its proprietary Pleximer™ polymer additive, that add value to industrial polymers, plastics and composites, as well as consumer and industrial products. NaturalNano holds and licenses more than 25 patents and applications, as well as proprietary know-how for extraction and separation processes, compositions, and derivatives of halloysite and other nanotubes. For more information, visit http://www.naturalnano.com.

About Fiabila

Created in 1977, Fiabila is one of the largest private label manufacturers of nail enamel, nail care and nail polish removers. Fiabila’s mission is to delight and excite consumers through a permanent commitment to quality and innovation in terms of formula, shade development and manufacturing processes. Fiabila, by controlling all aspects of the production process, epitomizes reliability and safety and offers only the highest performing products to customers in all sectors of the cosmetics industry.

Cautionary Statement Regarding Forward-Looking Statements: This press release may contain forward-looking statements regarding future events and future performance of NaturalNano that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of NaturalNano's filings with the Securities and Exchange Commission. The most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB filed by NaturalNano provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K. We caution investors not to place undue reliance on forward-looking statements, and we do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where expressly required by law.

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Contact:

Patrick Kane, Karen Keller

Lambert, Edwards & Associates

616.233.0500 / pkane@lambert-edwards.com